LFC TECHNOLOGIES, LLC
                   Second Amendment to the License Agreement

This Second Amendment to the License Agreement (this Second Amendment"), made and entered into as of October 29, 1999, by and between LFC Technologies, LLC, a Delaware Limited Liability Company ("LFC Co.") and SGI International, a Utah corporation (~SGI"),

                                  WITNESSETH:

WHEREAS, LFC Co. and SGI entered into a License Agreement and Amendment thereto dated as of January 14, 1999 (the "Original Agreement") whereby SGI agreed to grant to LFC Co. the license to use the LFC Technology;

WHEREAS, the parties hereto executed a letter of intent dated as of September 24, 1999 (the "Letter of Intent") with Mitsubishi Corporation, MLFC Corporation and Mitsubishi Heavy Industries, Ltd. whereby SGI expressed its intention to sell and assign to LFC Co. (i) all of its present interests in the LFC Technology free from any lien or encumbrance in consideration of the payment by LFC Co. in the sum of US$750,000 upon terms and with the conditions acceptable to MLFC Corporation (the "First Transfer"); and (ii) an additional fifty percent (50%) interest in the LFC Technology free from any lien or encumbrance in consideration of the payment by LFC Co. of an additional US$750,000 upon terms and conditions acceptable to MLFC Corporation (the "Second Transfer"); and

WHEREAS, subject to the completion of the First Transfer, the parties hereto desire to amend the Original Agreement in accordance with the terms and conditions hereof,

NOW, THERFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree to amend the Original Agreement as follows:

Article 1. Definition

Unless otherwise specifically provided for herein, all of the capitalized terms shall have the same meaning as set forth in the Original Agreement.

Article 2. Acknowledgement and Amendment

2.1 It is hereby acknowledged and agreed that:

(a) MLFC Corporation entered into a Services Agreement with SGI pursuant to
Article 5 of the Original Agreement;

(b) As a result of the First Transfer by SGI to LFC Co. of its fifty percent (50%) undivided rights and interests in the LFC Technology, SGI can no longer grant the license to LFC Co. pursuant to the terms and conditions of the Original Agreement, but SGI shall remain liable to LFC Co. for the performance of its obligations under Section 3.2 of the Original Agreement;

(c) The parties hereto shall be released and forever discharged from all of the obligations under Sections 2, 3.1, 4, 5, 6, 8, 9, 10.1-10.4 and 13.8 of the Original Agreement (the Deleted Rights and Obligations") and the Original Agreement shall terminate partially with respect to the Deleted Rights and Obligations.

(d) From and after SGI's acquisition of an additional fifty percent (50%) interest in the LFC Technology from Bluegrass Coal Holding Company or any affiliate thereof and until completion of the Second Transfer, SGI shall not sell, asign,

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license or otherwise convey to any third party any right, title or interest in or to the LFC Technology.

2.2 Except for the Deleted Rights and Obligations, the Original Agreement shall remain in full force and effect, as amended by the provisions hereof, and the parties hereto shall perform all of its obligations and exercise all of its rights in accordance with the terms and conditions of the Original Agreement as so amended.

Article 3. Effectiveness

3.1 This Second Amendment shall become effective only upon the completion of the First Transfer pursuant to the terms and conditions acceptable to MLFC Corporation (the "Closing").

3.2 Until the Closing has occurred, the Original Agreement shall remain in full force and effect without any amendment as set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective duly authorized representatives as of the day and year first above written.

LFC Technologies, LLC, a California                    SGI International,
limited liability corporation                          a Utah corporation
By: /S/ SEIJI SHIRAKI                                  By: /S/ MICHAEL L. ROSE
Name: Seiji Shiraki                                    Name: Michael L. Rose
Title: Chief Executive Officer                         Title: President and CEO

MLFC Corporation, a California corporation

By: /S/ MASAHIDE KONISHI
Name: Masahide Konishi
Title: President